SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 2, 2007
LSI Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-10317 (Commission File Number)	94-2712976 (IRS Employer Identification No.)

1621 Barber Lane Milpitas, CA (Address of principal executive offices)	95035 (Zip Code)
(408) 433-8000
(Registrant’s Telephone Number)
LSI Logic Corporation
(Former Name)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1: CERTIFICATE OF OWNERSHIP AND MERGER
EX-3.2: COMPOSITE CERTIFICATE OF INCORPORATION
EX-10.1: SUPPLEMENTAL INDENTURE NO.2

Item 1.01 Entry into a Material Definitive Agreement.
     LSI Logic Corporation (“LSI”), as guarantor, has entered into Supplemental Indenture No. 2 (the “Supplemental Indenture”) by and among Agere Systems Inc. (“Agere”), LSI and The Bank of New York, as trustee (the “Trustee”), dated as of April 1, 2007, supplementing the Indenture by and between Agere and the Trustee, dated as of June 19, 2002, as supplemented by Supplemental Indenture No. 1, dated as of May 27, 2005 (as so supplemented, the “Indenture”). Pursuant to the terms of the Supplemental Indenture, from and after the effective time of the Merger (as defined below) on April 2, 2007, LSI fully and unconditionally guarantees the payment and all other monetary obligations of Agere under the Indenture, including all payments of principal and interest.
     Agere has outstanding $362 million of 6.5% Convertible Subordinated Notes due December 15, 2009 issued under the Indenture. Interest on the notes accrues at the rate of 6.5% per annum and is payable semi-annually on June 15 and December 15 of each year. The notes may be redeemed by Agere in whole or in part at any time on or after June 20, 2007. The Indenture contains customary events of default including payment defaults, covenant defaults and certain bankruptcy defaults. The occurrence of an event of default could result in an acceleration of LSI’s obligations under the Supplemental Indenture.
     In addition, under the Supplemental Indenture and the Indenture, following the Merger, the right to convert the notes into Agere common stock was changed into the right to convert such notes into (i) LSI common stock at a conversion price of $15.3125 per share, and (ii) cash in lieu of fractional shares otherwise receivable pursuant to clause (i), subject to adjustment for certain events, at any time prior to maturity, unless previously redeemed or repurchased.
     This description of the terms of the Supplemental Indenture is a summary only and does not purport to be complete, and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 2, 2007, pursuant to the Agreement and Plan of Merger, dated as of December 3, 2006 (the “Merger Agreement”), by and among LSI, Agere and Atlas Acquisition Corp., a wholly owned subsidiary of LSI (“Merger Sub”), Merger Sub merged with and into Agere with Agere surviving the merger (the “Merger”). As a result of the Merger, each share of Agere common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by LSI, Merger Sub or Agere, or any wholly owned subsidiary of any of them) was converted into the right to receive 2.16 shares of LSI common stock. Approximately 368 million shares of LSI common stock will be issued to former Agere stockholders in connection with the Merger.
     As a result of the Merger, LSI has acquired the business and assets of Agere. Agere was a leading provider of integrated circuit solutions for a variety of communications and computing applications. Some of its solutions included related software and reference designs. Agere’s customers included manufacturers of hard disk drives, mobile phones, advanced communications and networking equipment and personal computers. Agere also generated revenue from the licensing of intellectual property.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, the Board of Directors of Agere designated three Agere directors to serve on the Board of Directors of LSI following the Merger. On April 2, 2007, Messrs. Timothy Y. Chen, Malcolm R. Currie and R. Douglas Norby resigned from the LSI Board of Directors and Messrs. Richard S. Hill, Arun Netravali and Michael J. Mancuso, each an Agere director prior to the Merger, were elected to the LSI Board of Directors to serve until the next annual meeting of LSI or until their successors have been duly elected and qualified.
     In addition, on April 2, 2007, Mr. Mancuso was appointed to the Audit Committee of the LSI Board of Directors and will serve as chairman thereof. As of the date of this Current Report on Form 8-K, Messrs Hill and Netravali have not been elected to any committees of the LSI Board of Directors.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of April 6, 2007, LSI amended Article I of its certificate of incorporation solely to change its corporate name from “LSI Logic Corporation” to “LSI Corporation”. The name change and amendment were completed pursuant to Section 253 of the General Corporation Law of the State of Delaware through a merger of LSI’s wholly-owned subsidiary, LSI Subsidiary Corp., with and into LSI.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     LSI intends to amend this report no later than 71 calendar days after the date this report is required to be filed to include the required financial statements.
(b) Pro forma financial information.
     LSI intends to amend this report no later than 71 calendar days after the date this report is required to be filed to include the required pro forma financial information.
(d) Exhibits.

Exhibit
Number	Description

3.1	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on April 5, 2007

3.2	Composite Certificate of Incorporation

10.1	Supplemental Indenture No. 2, dated as of April 1, 2007, by and among Agere Systems Inc., a Delaware corporation, LSI Logic Corporation, a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee

10.2	Agreement and Plan of Merger, dated as of December 3, 2006, by and among LSI Logic Corporation, a Delaware corporation, Atlas Acquisition Corporation, a wholly-owned subsidiary of LSI and a Delaware corporation, and Agere Systems Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to LSI’s Current Report on Form 8-K filed on December 4, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
Date: April 6, 2007	By:	/s/ Bryon Look
		Name:	Bryon Look
		Title:	Executive Vice President and Chief Financial Officer